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                                 EXHIBIT 10xx

                  SECOND ASSIGNMENT FOR SECURITY (TRADEMARKS)
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     WHEREAS, LOJACK CORPORATION, a Massachusetts corporation with its principal office at 333 Elm Street, Dedham, Massachusetts 02026 (the "Company"), has
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adopted, used and is using the mark or marks shown on Schedule A attached hereto
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(the "New Marks"), which are registered in the United States Patent and
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Trademark Office under the registration numbers shown on such Schedule A next to
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each of the New Marks; and

     WHEREAS, the Company is obligated to THE FIRST NATIONAL BANK OF BOSTON, a national bank having its head office at 100 Federal Street, Boston, Massachusetts 02110 (the "Lender"), pursuant to (i) a certain Loan Agreement
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dated as of December 10, 1993, as amended as of October 11, 1994 and the date hereof, among the Lender, the Company and the Company's Subsidiaries (the "Loan
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Agreement"); (ii) an Amended Revolving and Restated Credit Note of even date
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herewith in the principal amount of $7,500,000 made payable to the Lender by the
Company and its subsidiaries; (iii) a Trademark Collateral Assignment and Security Agreement dated as of December 10, 1993 (the "Original Trademark
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Agreement") between the Company, its Subsidiaries and the Lender with respect to
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certain trademarks and other collateral owned by the Company on such date (the

"Original Marks"), as amended by a First Amendment to Trademark Collateral
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Assignment and Security Agreement of even date herewith between the Company, its
Subsidiaries and the Lender with respect to the New Marks, which were obtained by the Company subsequent to the execution of the Original Trademark Agreement;
(iv) an Assignment for Security (Trademarks) filed with the U.S. Copyright and Trademark Office on or about December 20, 1993 with respect to the Original Marks; and (v) a Security Agreement dated as of December 10, 1993 between the Company and the Lender; and (vi) certain other agreements and instruments executed in connection with the foregoing (all of the foregoing being referred to collectively as the "Agreements"); and
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     WHEREAS, pursuant to the Agreements, the Company has granted or is granting to the Lender a security interest in and to the New Marks, the good will of the business symbolized by the New Marks, and the registrations thereof, all in collaboration to the Lender's security interest in the Original Marks;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company does hereby assign and grant to the Lender a security interest in and to the New Marks, together with the good will of the businesses symbolized by each of the New Marks, and the registrations thereof, which assignment and security interest shall secure all the Obligations (as defined in the Agreements) in accordance with the terms and provisions thereof.
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     The Lender expressly acknowledges and affirms that its rights and remedies with respect to the assignment and security interest granted hereby are more fully set forth in the Agreements.

Dated: February 20, 1996
                                 LOJACK CORPORATION

                                 By ____________________________________
                                    Joseph F. Abely, President
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COMMONWEALTH OF MASSACHUSETTS)
                             )
COUNTY OF SUFFOLK            )


     The foregoing Assignment for Security (Trademarks) was executed and acknowledged before me this ____ day of February, 1996, by Joseph F. Abely, personally known to me to be the President of LOJACK CORPORATION, a Massachusetts corporation, on behalf of such corporation.

                                 ________________________________________
                                 Notary Public
                                 My Commission Expires. __
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                                   SCHEDULE A

                                   TRADEMARKS

I.   New Registered U.S. Trademarks:
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     Carsearch by LoJack:      U.S. Trademark Registration No. 1,766,622

     LoJack Retrieve:          U.S. Trademark Registration No. 1,650,079

     LoJack Prevent:           U.S. Trademark Registration No. 1,653,600

     Voice Guard by LoJack:    U.S. Trademark Registration No. 1,582,332